UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) OCTOBER 6, 2006
CRAWFORD & COMPANY
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

1-10356	58-0506554

(Commission File Number)	(IRS Employer Identification No.)

5620 Glenridge Drive, N.E., Atlanta, Georgia	30342

(Address of Principal Executive Offices)	(Zip Code)
(404) 256-0830

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(c) Appointment of Principal Officers.
     On October 6, 2006, the Board of Directors of Crawford & Company (the “Company”) appointed W. Bruce Swain, Jr., age 43, as Executive Vice President — Chief Financial Officer of the Company. Mr. Swain is responsible for managing all aspects of the Company’s worldwide accounting and finance functions. He began his career with Crawford & Company in 1993, and has held several management positions within the Company’s Finance unit. In January 2000, Mr. Swain was promoted to Senior Vice President and Controller, and in May 2006, he was named Interim Chief Financial Officer. Mr. Swain is a certified public accountant and holds bachelor’s and master’s degrees in accountancy from the University of Mississippi. He is a member of the American and Georgia Institutes of CPAs and Financial Executives International.
     Also on October 6, 2006, the Company entered into an employment letter agreement with Mr. Swain. The agreement, a copy of which is attached as Exhibit 10.1, sets Mr. Swain’s grade level, base salary, annual incentive compensation and tenders, subject to Board approval, a restricted stock grant under the Company’s Executive Stock Bonus Plan.
Item 9.01 Financial Statements and Exhibits.
      (c) Exhibits
     The following exhibit is filed herewith:

Exhibit Number	Descriptions
10.1	Offer of Employment, effective October 6, 2006, between W. Bruce Swain, Jr. and Crawford & Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ Allen W. Nelson

Allen W. Nelson
Senior Vice President — General
Counsel & Corporate Secretary
Dated: October 12, 2006